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                                                                    EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

Globalstar Telecommunications Limited:


     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-25457 of Globalstar Telecommunications Limited of our reports dated February 24, 1997 on the consolidated financial statements of Globalstar Telecommunications Limited and Globalstar, L.P. appearing in the Annual Report on Form 10-K of Globalstar Telecommunications Limited for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

San Jose, California

July 11, 1997